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                                                                     EXHIBIT 3.4

                           ARTICLES OF INCORPORATION

                                       OF

                         SATELLITE ACCESS SYSTEMS, INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                  ARTICLE ONE
                                      NAME

The name of the corporation is SATELLITE ACCESS SYSTEMS, INC.

                                  ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.

                                 ARTICLE THREE
                                    PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                                  ARTICLE FOUR
                                 CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $25,000 as 25,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

                                  ARTICLE FIVE
                                   DIRECTORS

The initial governing board of this corporation shall styled directors and shall have two members. The names and addresses of the members of the first board of directors are:

        Glenn A. Kovar                     Brent C. Kovar
        11810 Oak Ridge Dr.                4850 Osprey Dr., South, Bldg. G-204
        Parrish FL  34219                  St. Petersburg FL  33711
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                                  ARTICLE SIX
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of NRS 78.300.

                                 ARTICLE SEVEN
                                 INCORPORATORS

The name and address of the incorporator is: Elizabeth R. Brogan, 318 North Carson Street, Suite 214, Carson City, Nevada 89701.

                                 ARTICLE EIGHT
                              PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                                  ARTICLE NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                  ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undesigned, ELIZABETH R. BROGAN, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and
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certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, April 26, 1996.



                                INCORPORATOR:



                                /s/ Elizabeth R. Brogan
                                -----------------------------------------------
                                Elizabeth R. Brogan



STATE OF NEVADA

COUNTY OF CARSON CITY

On April 26, 1996, Elizabeth R. Brogan personally appeared before me, a notary public, and executed the above instrument.


                                 /s/ John A McQuirk
                                -----------------------------------------------
                                SIGNATURE OF NOTARY

[SEAL]   John A McQuirk
       Notary Public Nevada
  Appt. Recorded in Carson City
   My Appt. Exp. March 10, 1998



                           CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on April 26, 1996, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this April 26, 1996.


                                /s/ Elizabeth R. Brogan
                                -----------------------------------------------
                                Elizabeth R. Brogan for
                                State Agent and Transfer Syndicate, Incorporated